Exhibit 11.1



SHARPER IMAGE CORPORATION
STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE

                                                                       Three Months Ended                  Six Months Ended
                                                                             July 31,                           July 31,
                                                                             --------                           --------
Dollars in thousands, except per share amounts                        1996              1995             1996              1995
                                                                      ----              ----             ----              ----

Net Loss                                                         $      (1,052)    $      (1,159)      $    (3,273)     $    (2,092)


Average shares of common stock
  outstanding during the period                                      8,259,393          8,237,902        8,255,799        8,243,928

Add:
Incremental shares from assumed
  exercise of stock options (Primary)                                        *                  *                *                *
                                                                 -------------     --------------      -----------      -----------
                                                                     8,259,393          8,237,902        8,255,799        8,243,928
                                                                 =============     ==============      ===========      ===========


Primary loss per share                                           $       (0.13)    $        (0.14)     $     (0.40)     $     (0.25)
                                                                 =============     ==============      ===========      ===========




Average shares of common stock
  outstanding during the period                                      8,259,393          8,237,902        8,255,799        8,243,928
Add:
Incremental shares from assumed
  exercise of stock options (Fully-diluted)                                  *                  *                *                *
                                                                 -------------     --------------      -----------      -----------
                                                                     8,259,393          8,237,092        8,255,799        8,243,928
                                                                 =============     ==============      ===========      ===========


Fully-diluted loss per share                                     $       (0.13)    $        (0.14)     $     (0.40)     $     (0.25)
                                                                 =============     ==============      ===========      ===========



* Incremental shares from assumed exercise of stock options are antidilutive for primary and fully diluted loss per share, and therefore not presented.


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